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Exhibit 4.4

FOR ACCREDITED INVESTORS ONLY

MEDICOR LTD.
FORM OF CONVERTIBLE DEBENTURE AGREEMENT

        THIS INVESTMENT AGREEMENT (the "Agreement") is by and between                         (the "Holder") and MEDICOR LTD., a Delaware Corporation (the "Company").

RECITALS:

WHEREAS:

        A.    The Holder agrees to purchase one of the Company's Convertible Debenture, convertible, at the Holder's option on the first anniversary of the date of original issuance thereof and thereafter at the 18-month, 24-month, 30-month and 36-month anniversary of the issuance date, into the Company's common stock, $.001 par value per share (the "Common Stock") on the terms set forth below and in the Convertible Debenture; and

        B.    The Company and the Holder wish to enter into this Agreement to reflect the terms of the investment.

AGREEMENT

        NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

        1.    INVESTMENT. The Holder hereby agrees to purchase                         DOLLARS ($                        USD) in principal amount of Convertible Debentures, convertible into shares of the Common Stock of the Company (the "Debenture Shares"), at the Holder's option on the first anniversary date of original issuance thereof and thereafter at the 18-month, 24-month, 30-month and 36-month anniversary of the issuance date (each a "Conversion Date"), at a price per share equal to the greater of: a) Five Dollars ($5.00) per share; or b) Seventy-Five Percent (75%) of the daily weighted average trading price per share of the Company's Common Stock over a period of Twenty (20) trading days prior to the Conversion Date (the "Conversion Price") as noticed to the Company in writing by the Holder not less than ten (10) business days prior to the Conversion Date.

        2.    HOLDER'S OPTIONS AT CONVERSION DATES. In the sole discretion of the Holder, not more than twenty (20) business days nor less than ten (10) business days prior to the first anniversary of the date of original issuance of the Convertible Debenture or thereafter at the 18-month, 24-month, 30-month and 36-month anniversary of the issuance date, the Holder may elect to: (a) have the entire outstanding principal amount of the Convertible Debenture repaid to the Holder, along with any accrued and unpaid interest thereon; (b) covert the entire outstanding principal amount of the Convertible Debenture into the Debenture Shares at the Conversion Price; or (c) continue to hold the Convertible Debenture until the third anniversary of the date of original issuance thereof (the "Maturity Date"). If the Holder does not so notify the Company prior to the first anniversary of the issuance date or thereafter at the 18-month, 24-month, 30-month and 36-month anniversary of the issuance date, the Company will continue to record the Convertible Debenture as outstanding. In the sole discretion of the Holder, not more than twenty (20) business days nor less than ten (10) business days prior to the Maturity Date as defined above, the Holder may elect to: (a) have the entire outstanding principal amount of the Convertible Debenture repaid to the Holder, along with any accrued and unpaid interest thereon; or (b) convert the entire outstanding principal amount of the Convertible Debenture into the Debenture Shares at the Conversion Price on the Maturity Date. If the Holder does not so notify the

Company prior to the Maturity Date, the Convertible Debenture will automatically convert into the Debenture Shares at the Conversion Price and, upon such conversion, any and all obligations of the Company to the Holder in respect of the Convertible Debenture shall be satisfied.

        3.    INTEREST. The Company agrees to pay interest to the Holder on the outstanding principal amount of the Convertible Debenture at a rate of Eight Percent (8%) per annum for as long as the Convertible Debenture is outstanding. Interest shall be paid to the Holder by the Company on a quarterly basis, payable within thirty (30) days from the end of each calendar quarter. If the Holder converts the Convertible Debenture into the Debenture Shares or elects to have the outstanding principal amount of the Convertible Debenture repaid to the Holder as described in Section 2 above, the Company will pay any accrued and unpaid interest due the Holder and no further interest past the Conversion Date will be due to the Holder by the Company.

        4.    COMPANY'S REPRESENTATIONS AND WARRANTIES. The Company hereby makes the following representations and warranties to the Holder:

        4.1    Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate powers to own its properties, and to carry on its business as now owned and operated by it, and is qualified to do intrastate business, and is in good standing in the State of Delaware and in all other jurisdictions in which the nature of the Company's business, or of its properties, makes such qualification necessary, except jurisdictions where failure to so qualify would not have a material adverse effect on the business of the Company.

        4.2    Capital Structure. The authorized number of shares of the Company is One Hundred Million (100,000,000) shares of Common Stock. In addition, the Company has authorized Twenty Million (20,000,000) shares of Preferred Stock. The Debenture Shares to be issued to the Holder shall be validly issued, fully paid and non-assessable, and will be issued pursuant to applicable exemptions from the registration provisions of all federal and state securities laws.

        4.3    Compliance with Laws.

            4.3.1 To the best of the Company's knowledge, the Company has complied in all material respects with, and the Company has not been cited for any violation of, federal, state or local environmental protection laws and/or regulations, including specifically, without limitation, all laws and regulations related to the sale of its products by the Company to state or local or federal government purchasers or contracts to those governmental agencies, and the Company has not received notice of any past, present or future events which would reasonably be expected to give rise to any liability for failure to comply with any federal, state, or local laws or regulations now in force relating to the protection of the environment.

            4.3.2 To the best of the Company's knowledge, the Company is not, and has not received notice from any governmental agency that it is currently in violation of any other applicable federal, state or local statute, law or regulation (including, without limitation, any applicable building, or other law, ordinance, or regulation) affecting its assets or the operation of its business, except for possible instances of non-compliance which individually would not be expected to have a material adverse effect on the business of the Company.

            4.3.3 To the best of the Company's knowledge, the Company and all of the products which it manufactures, marshals, sells, licenses, imports or distributes have been at all times and continue to be in substantial compliance with the Food, Drug and Cosmetic Act and all regulations promulgated thereunder by the U.S. Food and Drug Administration.

            4.3.4 Subject to the truth and accuracy of the representations of the Holder set forth in Section 6 hereof, the offer, sale and issuance of the Convertible Debenture and the Debenture

    Shares are or will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"). The Company has complied with all applicable state "blue sky" or securities laws in connection with the offer, sale and issuance of this Convertible Debenture as contemplated by this Agreement.

        4.4    Full and Correct Disclosure. No representation or warranty made by the Company contained in this Agreement or other information provided, and to be provided by the Company in any other writing furnished pursuant hereto contains or will contain an untrue statement of a material fact or fails or will fail to state a material fact required to be stated herein or therein necessary to make the statements and facts contained herein or therein, in light of the circumstances which they were or are made, not false nor misleading.

        4.5    Non-Contravention. The execution and delivery of the Agreement by the Company, and the consummations of the transactions contemplated hereby, does not conflict with any material terms or provisions of any contract, agreement or indenture to which the Company is a party, or by which the Company or any of its properties is subject, or the Company's Certificate of Incorporation and By-Laws, each as amended to date.

        4.6    Authority; Binding Effect. The Company has obtained all necessary authorizations and approvals from its Board of Directors and stockholders, if any, required for the execution and delivery of this Agreement and the consummations of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

        5.    COVENANTS OF THE COMPANY. The Company hereby makes the following covenants, intending to be bound hereby.

        5.1    The Company agrees to make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 promulgated under the Act ("Rule 144"), at all times from and after ninety (90) days following the date of the Company's initial public offering or the Company's Common Stock becoming publicly traded, and to file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Securities Exchange Act of 1934 (the "1934 Act"), at any time after it has become subject to such reporting requirements.

        5.2    The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of complying with the terms of Section 1 of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to issue the Debenture Shares to the Holder pursuant to, and in accordance with, the terms of Section 1 hereof. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient for the Company to issue additional shares of Common Stock to the Holder pursuant to, and in accordance with, the terms of Section 1 hereof, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

        6.    HOLDER'S REPRESENTATIONS, WARRANTS AND COVENANTS. The Holder hereby makes the following representations, warrants and covenants to the Company:

        6.1    The Holder represents and warrants that the Holder is an "accredited investor" within the meaning of Regulation D promulgated under the Act, and as more specifically described in Exhibit A hereto.

        6.2    The Holder is, by reason of the Holder's business or financial experience, or by reason of the business or financial experience of the Holder's professional adviser, who is not affiliated with and is not compensated directly or indirectly by the Company, or any affiliate or selling agent of the

Company, is capable of evaluating the merits and risks of the purchase of the Convertible Debenture and the Debenture Shares and of protecting the Holder's own interests in connection with the investment contemplated herein.

        6.3    The Holder acknowledges that it has received and carefully reviewed this Agreement and the form of Convertible Debenture attached hereto as Exhibit "B." This Agreement and the form of Convertible Debenture are hereinafter collectively referred to as the "Materials," and the Holder further acknowledges that it has read all of the disclosures set forth in the Materials. The Holder has had the opportunity to ask questions and receive answers from the Company concerning the terms and conditions of this Agreement. The Holder recognizes that the Company has a limited operating history and is a speculative venture, and that if the Holder invests therein, the Holder may lose the entire amount of its investment. The Holder acknowledges that its representatives and the Holder have been provided with the opportunity to obtain any additional information necessary to verify the accuracy of all information provided to the Holder in the Materials.

        6.4    In deciding whether to acquire the Convertible Debenture or the Debenture Shares, the Holder has relied or will rely exclusively upon consultations with its legal, financial and tax advisers with respect to the nature of the investment and the information provided by the Company in the Materials and this Agreement. None of the Holder's advisors are affiliated with, or compensated directly or indirectly by, the Company or any affiliate or selling agent of the Company.

        6.5    The Holder understands that neither the Securities and Exchange Commission (the "SEC"), nor any other governmental agency having jurisdiction over the sale and issuance of the Convertible Debenture or the Debenture Shares will make any finding or determination relating to the appropriateness for investment of the Convertible Debenture or the Debenture Shares and that none of them has or will recommend or endorse the Convertible Debenture or the Debenture Shares.

        6.6    The Holder represents that the Convertible Debenture is purchased and the Debenture Shares will be purchased for its own account for investment and is not being purchased and will not be purchased with a view to the resale or distribution thereof, and that the Holder does not have and will not have a present intention of distributing or reselling any portion of the Convertible Debenture or the Debenture Shares. The Holder acknowledges that it has been informed by the Company that the Convertible Debenture, and the Debenture Shares to be issued and delivered, have not been registered under the Act and that the Convertible Debenture and Debenture Shares must be held indefinitely unless subsequently registered under the Act or an exemption for such registration is available. The Holder acknowledges that, other than as may be set forth in the Materials, the Company has no obligation to register the Convertible Debenture or the Debenture Shares under the Act. The Holder also acknowledges that it is fully aware of the restrictions on disposing of the Convertible Debenture and the Debenture Shares resulting from the provisions of the Act and the rules and regulations of the SEC thereunder.

        6.7    The Holder understands that the Convertible Debenture is not and the Debenture Shares upon issuance will not be freely transferable.

        6.8    The Holder recognizes that there is not a public market for the Convertible Debenture and that there is no assurance that there will be such a market for these securities. The Holder understands that it may have to hold the Debenture Shares indefinitely due to the lack of such a market.

        6.9    The Holder recognizes that no escrow or minimum amount has been established for the sale of the Convertible Debenture and that the proceeds will be immediately received by the Company. The Holder recognizes that the Company's inability to raise such funds, or additional funds, promptly may significantly and adversely affect the Company's ability to achieve its financial objectives, although the Company believes it could maintain its current operations.

        6.10    The Holder represents that it possesses such knowledge and experience in business and financial matters that it is capable of evaluating the merits and risks of its investment in the Convertible Debenture and the Debenture Shares. The Holder also has the degree of sophistication in these matters necessary to understand (1) the financial and operational information provided to it relating to the Company, and (2) the potential risk of losing all or a portion of its investment in the Convertible Debenture and the Debenture Shares. The Holder represents that it is able to bear the economic risk of a loss of its investment in the securities that it has funds adequate to meet personal needs and contingencies and that it has no need for liquidity of the investment in the Convertible Debenture or the Debenture Shares.

        6.11    The Holder recognizes that "stop transfer" instructions will be issued against the Convertible Debenture and the Debenture Shares and that the following legend will be placed on the Convertible Debenture and the Debenture Shares issued:

  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

        6.12    The Holder hereby agrees that commencing thirty (30) trading days prior to any Conversion Date as defined above and ending on the Conversion Date, Holder and any representative under Holder's direction, will refrain from any direct or indirect trading in the Company's Common Stock, including trading of any options or derivative securities and lending of any Common Stock or related derivative securities, in order that the Conversion Price not be influenced in any way by the Holder.

        7.    TRANSFER. With respect to any offer, sale or other disposition of the Convertible Debenture or the Debenture Shares, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder's counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Promptly upon receiving such written notice, the Company shall notify such Holder whether such Holder may sell or otherwise dispose of the Convertible Debenture or the Debenture Shares, all in accordance with the terms of the notice delivered to the Company.

        8.    CERTAIN CORPORATE TRANSACTIONS. Nothing in this Agreement shall in any way prohibit the Company from merging with or consolidating into another corporation, or from selling or transferring all or substantially all of its assets, or from distributing all or substantially all of its assets to its stockholders in liquidation, or from dissolving and terminating its corporate existence, and, in any such event (other than a merger in which the Company is the surviving corporation and under the terms of which the shares of Common Stock outstanding immediately prior to the merger remain outstanding and unchanged), Holder shall have the right exercisable not less than ten (10) business days prior to the completion of such merger, consolidation, sale or transfer of assets, liquidation or dissolution, to elect to: (a) have the outstanding principal amount of the Convertible Debenture repaid to Holder; or (b) have the entire outstanding principal amount of the Convertible Debenture converted into the Debenture Shares at a price equal to Seventy Five Percent (75%) of the daily weighted average trading price per share of the Company's Common Stock for a period of twenty (20) trading days prior to the announcement by the Company of such transaction as noticed to the Company in writing by the Holder. To the extent that Holder's right to convert the Convertible Debenture into the Debenture Shares is accelerated under this Section 8, the conversion or payment of the entire outstanding principal amount of the Convertible Debenture shall be contingent upon the consummation of such merger, consolidation, sale or transfer of assets, liquidation or dissolution.

        9.    GENERAL PROVISIONS.

        9.1    Survival of Representations and Warranties. All representations and warranties of the parties hereto contained in this Agreement will survive the Closing, are material and have been or will be relied upon by the other parties.

        9.2    No Third Parties Benefited. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of the Company and the Holder in connection with the obligations under this Agreement. This Agreement is made for the sole protection of the Company and the Holder. No other person shall have any rights of any nature hereunder or by reason hereof.

        9.3    Binding Effect. This Agreement shall bind, and shall inure to the benefit of, the Company and the Holder, and their respective heirs, successors, personal representatives and assigns.

        9.4    Execution in Counterparts. This Agreement may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement taken together will be deemed to be but one and the same instrument. The execution of this Agreement by any party hereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto, and transmitted by facsimile copy with overnight delivery of manually executed copies.

        9.5    Prior Agreements; Amendments; Consents. This Agreement contains the entire agreement between the Holder and the Company in regards to the Convertible Debenture and the Debenture Shares and all prior negotiations, understandings and agreements with regards to the offering thereof are superseded by this Agreement. No amendment, modification, supplement, termination or waiver of any provision of this Agreement, and no consent to any departure by the Company therefrom, shall be effective unless in writing and signed by the Holder, and then only in the specific instance and for the specific purpose given. "Including" as used herein means "including, but not limited to."

        9.6    Governing Law. THIS AGREEMENT AND ALL AMENDMENTS, SUPPLEMENTS, WAIVERS AND CONSENTS RELATING HERETO OR THERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH PARTY HEREBY IRREVOCABLY SUBMITS ITSELF TO THE JURISDICTION OF THE COURTS SITTING IN THE STATE OF DELAWARE AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDINGS RELATING HERETO BY ANY MEANS ALLOWED UNDER DELAWARE LAW.

        9.7    Mandatory Arbitration. Any dispute arising in connection with the interpretation or enforcement of the provisions of this Agreement, or its application or validity, will be submitted to arbitration. Such arbitration proceedings will be held in the State of Delaware. This agreement to arbitrate is specifically enforceable. Any award rendered in any such arbitration proceeding will be final and binding on each of the parties, and judgment may be entered thereon in any court of competent jurisdiction. The costs and fees of any such arbitration proceeding will be borne by the respective parties. The arbitrators may in their discretion award costs and reasonable attorneys' fees to the prevailing party.

        9.8    Severability of Provisions; Conflict. Any provision in this Agreement that is held to be inoperative, unenforceable or invalid shall be inoperative, unenforceable or invalid without affecting the remaining provisions, and to this end the provisions of this Agreement are declared to be severable. In the event of a conflict between this Agreement and the Materials as defined herein, the terms of this Agreement shall prevail.

        9.9    Attorney's Fees. In the event that any action, proceeding, or arbitration is instituted by or against any of the parties in order to enforce any of the terms or provisions hereof, to construe the rights of the parties hereunder, then the prevailing party shall be entitled to recover all costs thereof and reasonable attorneys' fees as part of the judgment, whether or not such action is prosecuted to judgment.

        9.10    Confidentiality. The Holder acknowledges and agrees that the non-public information it has received and will receive about the Company and the Company's financial performance is confidential, and agrees to use all reasonable efforts to maintain the confidentiality thereof. Any confidentiality agreement between the Holder and the Company, including the foregoing, is hereby modified, only to the extent necessary, to permit the Holder to exercise and protect its rights under this Agreement, or as a stockholder of the Company.

        10.    NOTICES. Any notice to the Company provided for in the Convertible Debenture shall be given by personal delivery or by mailing such notice by first class or certified mail, return receipt requested, addressed to the Company at the property address stated below, or to such other address as the Company may designate by written notice to the Holder. Any notice to the Holder shall be given by personal delivery or by mailing such notice by first class or certified mail, return receipt requested, to the Holder at the address stated on the signature page of the Agreement, or at such other address as may have been designated the Holder by written notice to the Company. Mailed notices shall be deemed delivered and received on the delivery date as shown on the postal return receipt or the receipt furnished by an independent courier service, and any notices transmitted by confirmed facsimile transmission will be deemed delivered and received as of the date of the transmission.

SIGNATURES ON NEXT PAGE

        IN WITNESS WHEREOF, the parties have signed this Agreement as of                        , 2003 at Las Vegas, Nevada.

"HOLDER"
Signed
Address:

Phone:

FAX:

Email:

Tax I.D. or Social Security Number:

THIS AGREEMENT IS NOT EFFECTIVE UNTIL AFTER THE RECEIPT AND VERIFICATION OF GOOD FUNDS FROM THE HOLDER TO THE BANK ACCOUNT LISTED BELOW AND ACCEPTANCE BY THE COMPANY AS WITNESSED BY THE SIGNATURE ON THE NEXT PAGE

        Wires should be sent via the Fed Wire system to:
U.S. Bank of Nevada
Nevada Financial Center
2300 West Sahara Avenue
Las Vegas, NV. 89102
ABA #
Credit to the Account of:
MediCor Ltd.
Account #

(continued on next page)

Checks should be made payable to MediCor Ltd.
and sent, via Federal Express, to:
MediCor Ltd.
4560 South Decatur Blvd. Suite 300
Las Vegas, NV. 89103
Phone: 702/731-2519
FAX: 702/791-5365

THE COMPANY:
MediCor Ltd.	The Effective Date:
By:	, 2003

Its:

Management Office Address and Address for Notices: MediCor Ltd. 4560 South Decatur Blvd. Suite 300 Las Vegas, NV. 89103 Phone: 702/731-2519 FAX: 702/791-5365

LIST OF EXHIBITS
TO
INVESTMENT AGREEMENT

EXHIBIT A	—	DEFINITION OF AN "ACCREDITED INVESTOR"
EXHIBIT B	—	FORM OF CONVERTIBLE DEBENTURE

EXHIBIT A TO AGREEMENT
DEFINITION OF ACCREDITED HOLDER
REGULATION D

        To be eligible to purchase the Convertible Debenture, prospective investors must meet the Accredited Investor requirements described below.

        Under Regulation D an "Accredited Investor" shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories at the time of the sale of the securities to that person:

(1)
any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Exchange Act; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited Holders;

(2)
any private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940;

(3)
any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4)
any director, executive officer or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of that issuer;

(5)
any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

(6)
any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7)
any trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii); or

(8)
any entity in which all of the equity owners are Accredited Investors.

EXHIBIT B
TO INVESTMENT AGREEMENT

FORM OF CONVERTIBLE DEBENTURE

CONFIDENTIAL

THE DEBENTURES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND HAVE NOT BEEN QUALIFIED UNDER THE SECURITIES LAWS OF ANY OTHER STATE. THE DEBENTURES CANNOT BE SOLD OR TRANSFERRED WITHOUT SUCH REGISTRATION OR QUALIFICATION UNLESS AN EXEMPTION FROM SUCH REGISTRATION OR QUALIFICATION IS THEN AVAILABLE.

MEDICOR LTD.
FORM OF CONVERTIBLE DEBENTURE

DEBENTURE #:	DATE OF ISSUANCE:
#
PRINCIPAL AMOUNT:
$

        FOR VALUE RECEIVED, the undersigned, MEDICOR LTD., a Delaware corporation (the "Company") promises to pay to the order of                        (the "Holder"), as defined in the MediCor Convertible Debenture Agreement dated as of the Date of Issuance set forth above between the Company and the Holder and hereby incorporated herein by this reference (the "Agreement"), or order, at Holder's address as designated on the signature page of the Agreement, or at such other address as the Holder designates, the entire outstanding principal amount of this Convertible Debenture or to issue to the Holder the Debenture Shares at the Conversion Price, at the Holder's option on the Conversion Date, all as defined in Section 1 of the Agreement.

        1.    PAYMENTS AND INTEREST. The outstanding principal amount of this Convertible Debenture shall bear interest at a rate of Eight Percent (8%) per annum, for as long as the Convertible Debenture is outstanding. Interest shall be paid to the Holder by the Company on a quarterly basis, payable within thirty (30) days from the end of each calendar quarter. If the Holder converts this Convertible Debenture into the Debenture Shares or elects to have the outstanding principal amount of this Convertible Debenture repaid to the Holder as described in Section 2 of the Agreement, the Company will pay any accrued and unpaid interest, pro-rated to the Conversion date on the basis of a 365 day year, due the Holder and no further interest past the Conversion Date will be due to the Holder by the Company. This Convertible Debenture is payable only by the either: (i) the payment to the Holder by the Company of the outstanding principal amount of this Convertible Debenture; or (ii) by the issuance by the Company of the Debenture Shares, with the exception of any fractional shares which may be issuable hereunder, which will be paid in cash by the Company.

        2.    SECURITY. This Convertible Debenture is an unsecured obligation of the Company.

        3.    SEVERABILITY. If any provision of this Convertible Debenture is invalid by operation of any law or interpretation placed thereon by any court, this Convertible Debenture shall be construed as not containing such provision and all other provisions of this Convertible Debenture which are otherwise lawful shall remain in full force and effect, and to this end the provisions of this Convertible Debenture are declared to be severable.

        4.    GOVERNING LAW. THIS CONVERTIBLE DEBENTURE AND ALL AMENDMENTS, SUPPLEMENTS, WAIVERS AND CONSENTS RELATING HERETO OR THERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH PARTY HEREBY IRREVOCABLY SUBMITS ITSELF TO THE JURISDICTION OF THE COURTS SITTING IN THE STATE OF DELAWARE AND AGREES AND CONSENTS THAT SERVICE OF PROCESS

MAY BE MADE UPON IT IN ANY LEGAL PROCEEDINGS RELATING HERETO BY ANY MEANS ALLOWED UNDER DELAWARE LAW.

        5.    ASSIGNMENT. With respect to any offer, sale or other disposition of this Convertible Debenture, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder's counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Promptly upon receiving such written notice, the Company shall notify such Holder whether such Holder may sell or otherwise dispose of this Convertible Debenture, all in accordance with the terms of the notice delivered to the Company.

        6.    FORBEARANCE NOT A WAIVER. No delay or omission on the part of the Holder in exercising any rights under this Convertible Debenture or under the Agreement as defined herein, on default by the Company, shall operate as a waiver of such right or of any other right under this Convertible Debenture, for the same default or any other default.

        7.    MANNER OF NOTIFICATION. Any notice or surrender to the Company provided for in this Convertible Debenture shall be given by personal delivery or by mailing such notice or making such surrender by first class or certified mail, return receipt requested, addressed to the Company at the property address stated below, or to such other address as the Company may designate for such purpose by written notice to the Holder. Any notice to the Holder shall be given by personal delivery or by mailing such notice by first class or certified mail, return receipt requested, to the Holder at the address stated on the signature page of the Agreement, or at such other address as may have been designated the Holder by written notice to the Company. Mailed notices shall be deemed delivered and received on the delivery date as shown on the postal return receipt or the receipt furnished by an independent courier service, and any notices transmitted by confirmed facsimile transmission will be deemed delivered and received as of the date of the transmission.

        8.    CONVERSION RIGHTS OF HOLDER. In the sole discretion of the Holder, not more than twenty (20) business days nor less than ten (10) business days prior to the first anniversary of the Date of Issuance set forth above and thereafter prior to the 18-month, 24-month, 30-month and 36-month anniversary of the date hereof, the Holder may elect to: (a) have the entire outstanding principal amount of the Convertible Debenture repaid to the Holder, along with any accrued and unpaid interest thereon; (b) covert the entire outstanding principal amount of the Convertible Debenture into the Debenture Shares at the Conversion Price as defined in Section 1 of the Agreement; or (c) continue to hold this Convertible Debenture until the third anniversary of the Date of Issuance set forth above (the "Maturity Date"). If the Holder does not so notify the Company of Holder's election prior to any Conversion Date, as defined in Section 1 of the Agreement, then the Company will continue to record this Convertible Debenture as outstanding. In the sole discretion of the Holder, not more than twenty (20) business days nor less than ten (10) business days prior to the Maturity Date as defined above, the Holder may elect to: (a) have the entire outstanding principal amount of the Convertible Debenture repaid to the Holder, along with any accrued and unpaid interest thereon; or (b) covert the entire outstanding principal amount of the Convertible Debenture into the Debenture Shares at the Conversion Price as defined in Section 1 of the Agreement. If the Holder does not so notify the Company prior to the Maturity Date, the Convertible Debenture will automatically convert into the Debenture Shares at the Conversion Price and, upon such conversion, any and all obligations of the Company to the Holder hereunder shall be satisfied.

        8.1    Conversion Procedure; Notice of Conversion. Before the Holder shall be entitled to convert this Convertible Debenture into the Debenture Shares, the Holder shall surrender this Convertible Debenture to the Company at the address of the Company provided for such purpose pursuant to Section 7 and shall give written notice by mail, postage prepaid, to the Company, of the election to convert the same, all as described in the Agreement and in Section 8 hereof. The Company shall, as soon as practicable thereafter, issue and deliver to the Holder pursuant to Section 8.2 a certificate or certificates for the Debenture Shares to which the Holder shall be entitled as aforesaid (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to the Company), including a check payable to the Holder for any cash amounts payable as described in Section 8.2. Such conversion shall be deemed to have been made immediately prior to the close of business on the Conversion Date as defined in Section 1 of the Agreement, and the Holder shall be treated for all purposes as the record holder or holders of such shares of the Common Stock as of such date.

        8.2    Mechanics and Effect of Conversion. No fractional shares of the Common Stock shall be issued upon conversion of this Convertible Debenture. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Convertible Debenture, the Company shall pay to the Holder the amount of outstanding principal that is not so converted because of a fractional share, such payment to be in the form as provided below. Upon the conversion of this Convertible Debenture pursuant to Section 8, the Holder shall surrender this Debenture, duly endorsed, at the Company's address provided for such purpose pursuant to Section 7. At is expense, the Company shall, as soon as practicable thereafter, issue and deliver to such Holder by mail a certificate or certificates for the number of whole shares of the Common Stock to which the Holder shall be entitled upon such conversion (bearing such legends as are required by applicable state and federal securities laws in the opinion of counsel to the Company). Upon conversion of this Convertible Debenture or repayment of the entire principal amount of this Convertible Debenture to the Holder, the Company shall be forever released from all of its obligations and liabilities under this Convertible Debenture.

        9.    HEADING; REFERENCES. All headings used herein are used for convenience only and shall not be used to construe or interpret this Convertible Debenture. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

THE COMPANY: MEDICOR LTD. a Delaware Corporation
By:

Its:

Address for Notices: 4560 South Decatur Blvd. Suite 300 Las Vegas, NV. 89103

NOTICE OF CONVERSION

(To be signed only upon Conversion of Debenture)

TO:	MEDICOR LTD. 4560 South Decatur Blvd. Suite 300 Las Vegas, NV. 89103

        The undersigned, the Holder of the foregoing Convertible Debenture, hereby surrenders such Convertible Debenture for conversion into shares of the Common Stock of MEDICOR LTD., a Delaware Corporation, to the extent of the entire outstanding principal amount of the Convertible Debenture, and requests that the certificates for such shares be issued in the name of, and delivered to:

whose address is:

Dated:

Signed:

(Signature must conform in all respects to the name of the Holder as specified on the face of the Debenture)
Address:

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  Exhibit 4.4
  FOR ACCREDITED INVESTORS ONLY
MEDICOR LTD. FORM OF CONVERTIBLE DEBENTURE AGREEMENT
RECITALS
AGREEMENT
THIS AGREEMENT IS NOT EFFECTIVE UNTIL AFTER THE RECEIPT AND VERIFICATION OF GOOD FUNDS FROM THE HOLDER TO THE BANK ACCOUNT LISTED BELOW AND ACCEPTANCE BY THE COMPANY AS WITNESSED BY THE SIGNATURE ON THE NEXT PAGE
LIST OF EXHIBITS TO INVESTMENT AGREEMENT
EXHIBIT A TO AGREEMENT DEFINITION OF ACCREDITED HOLDER REGULATION D
EXHIBIT B TO INVESTMENT AGREEMENT FORM OF CONVERTIBLE DEBENTURE CONFIDENTIAL
MEDICOR LTD. FORM OF CONVERTIBLE DEBENTURE
NOTICE OF CONVERSION (To be signed only upon Conversion of Debenture)